AMENDMENT
To Transfer Agency and Service Agreement
Between
Allianz Funds Multi-Strategy Trust
And
Boston Financial Data Services, Inc.
This Amendment is made as of this 14th day of December, 2012, between Allianz Funds Multi-Strategy Trust and Boston Financial Data Services, Inc. In accordance with Section 17 (Additional Funds) and Section 16.1 (Amendment) of the Transfer Agency and Service Agreement dated October 3, 2008, as amended, (the “Agreement”) the parties desire to amend the Agreement as set forth herein.
NOW THEREFORE, the parties agree as follows:
1.	Schedule A. The current Schedule A to the Agreement is replaced and superseded with the Schedule A attached hereto and dated December 14, 2012;

2.	All defined terms and definitions in the Agreement shall be the same in this amendment (the “December 14, 2012 Amendment”) except as specifically revised by this Amendment.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

ALLIANZ FUNDS MULTI-STRATEGY TRUST, ON BEHALF OF EACH PORTFOLIO LISTED ON SCHEDULE A, INDIVIDUALLY AND NOT JOINTLY OR JOINTLY AND SEVERALLY	BOSTON FINANCIAL DATA SERVICES, INC.

By:	By:

Name:	Name:

Title:	Title:

SCHEDULE A
Dated: December 14, 2012
Allianz Funds Multi-Strategy Trust
Allianz AGIC Convertible Fund
Allianz AGIC Focused Opportunity Fund
Allianz AGIC Global Managed Volatility Fund
Allianz AGIC High Yield Bond Fund
Allianz AGIC International Growth Fund
Allianz RCM International Small Cap Fund (f/k/a Allianz AGIC International Growth Opportunities Fund)
Allianz AGIC Micro Cap Fund
Allianz AGIC Structured Alpha Fund
Allianz AGIC U.S. Emerging Growth Fund
Allianz AGIC U.S. Equity Hedged Fund
Allianz AGIC Ultra Micro Cap Fund
Allianz F&T Behavioral Advantage Large Cap Fund
Allianz Global Investors Solutions 2015 Fund
Allianz Global Investors Solutions 2020 Fund
Allianz Global Investors Solutions 2025 Fund
Allianz Global Investors Solutions 2030 Fund
Allianz Global Investors Solutions 2035 Fund
Allianz Global Investors Solutions 2040 Fund
Allianz Global Investors Solutions 2045 Fund
Allianz Global Investors Solutions 2050 Fund
Allianz Global Investors Solutions 2055 Fund
Allianz Global Investors Solutions Global Allocation Fund
Allianz Global Investors Solutions Global Growth Allocation Fund
Allianz Global Investors Solutions Retirement Income Fund
Allianz NFJ Emerging Markets Value Fund
Allianz NFJ Global Dividend Value Fund
Allianz NFJ International Value II fund
Allianz RCM China Equity Fund
Allianz RCM Disciplined Equity Fund
Allianz RCM Dynamic Emerging Multi-Asset Fund
Allianz RCM Global Water Fund
Allianz RCM Multi-Asset Real Return Fund
Allianz RCM Redwood Fund
Allianz RCM Short Duration High Income Fund